EXHIBIT 21.1
SCHNITZER STEEL INDUSTRIES, INC.
List of Subsidiaries

Subsidiary	State of Incorporation
Apache Truck Leasing, Inc.	Rhode Island
B. Rovner & Co., Inc.	New Hampshire
Cascade Steel Rolling Mills, Inc	Oregon
Cherry City Metals, LLC	Oregon
Crawford Street Corporation	Oregon
Edman Corp.	Oregon
FerMar, LLC	Oregon
General Metals of Alaska, Inc.	Oregon
General Metals of Tacoma, Inc.	Washington
GLA Real Estate Holdings, LLC	Delaware
GreenLeaf Auto Recyclers, LLC	Delaware
H. Finkelman, Inc.	Maine
Joint Venture Operations, Inc.	Delaware
Karileen, LLC	Washington
Levi’s Iron and Metal, Inc.	Oregon
Manufacturing Management, Inc.	Oregon
Metals Recycling, L.L.C.	Rhode Island
Mormil Corp.	Oregon
New England Metal Recycling, LLC	Massachusetts
Norprop, Inc.	Oregon
Norprop Canadian Properties, Inc.	Oregon
Oregon Rail Marketing Co.	Oregon
Pick-N-Pull Auto Dismantlers	California General Partnership
Pick-N-Pull Auto Dismantlers, LLC	California
Pick-N-Pull Auto Dismantlers, Chicago, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Columbus,, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Kansas City, LLC	Delaware
Pick-N-Pull Auto Dismantlers Oakland	California General Partnership
Pick-N-Pull Auto Dismantlers Nevada LLC	Nevada Partnership
Pick-N-Pull Auto Dismantlers, St. Louis, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Stockton, LLC	California
Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC	Delaware
Pick and Pull Auto Dismantling, Inc.	California
Pick-N-Pull San Jose Auto Dismantlers	California General Partnership
PNP Auto Parts Canada Co.	Nova Scotia
PNP Commercial Acquisition, LLC	Delaware
Proler Industries, Inc.	Delaware
Proler International Corp.	Delaware
Proler Properties, Inc.	Texas
Proler Steel, Inc.	Delaware
Proleride Transport Systems, Inc.	Delaware
Prolerized New England Company, LLC dba Patriot Metal	Delaware
Recovered Parts, Inc.	Delaware
Regional Recycling, Inc	Oregon
Schnitzer Global Exchange Corp.	Delaware
Schnitzer Leasing, LLC	Georgia

Subsidiary	State of Incorporation
Schnitzer Southeast, LLC, dba Regional Recycling	Georgia
Schnitzer Steel Hawaii Corp., dba Hawaii Metal Recycling	Delaware
Scrap Financial Services, LLC	Oregon
SFS II, LLC	Idaho
SSI International, Inc.	Guam
SSI International Far East Ltd.	Korea
SSP Reclamation Company	Oregon
TTS Recycling, LLC	Delaware
U-Pull-It, Inc.	California
Western Pick-N-Pull Auto Dismantlers	Utah General Partnership
White Top Properties, LLC	Oregon